Exhibit 99.1

Southwest Gas Holdings, Inc. Announces First Quarter 2022 Financial Results

Reaffirms 2022 Guidance and Confidence in Long-Term Growth Prospects

Moving Forward Expeditiously with Strategic Alternatives Review Process

LAS VEGAS – May 9, 2022 – Southwest Gas Holdings, Inc. (NYSE: SWX) today reported first quarter 2022 financial results.

SOUTHWEST GAS HOLDINGS, INC.

SUMMARY UNAUDITED OPERATING RESULTS

(in millions, except per share items)

	Three months ended March 31,		Twelve months ended March 31,
	2022	2021	2022	2021
Contribution to net income - natural gas distribution	$111.8	$118.7	$180.2	$194.2
Contribution to net income - utility infrastructure services	(23.5)	(0.9)	17.8	84.2
Contribution to net income - pipeline and storage	16.9	—	16.9	—
Corporate and administrative income	(9.0)	(0.6)	(35.3)	(1.4)

Net income	$96.2	$117.2	$179.6	$277.0
Adjustments (1)	10.0	—	46.2	—

Adjusted net income	$106.2	$117.2	$225.8	$277.0

Basic earnings per share	$1.58	$2.04	$3.00	$4.90

Diluted earnings per share	$1.58	$2.03	$2.99	$4.89

Basic adjusted earnings per share	$1.75	$2.04	$3.77	$4.90

Diluted adjusted earnings per share	$1.74	$2.03	$3.76	$4.89

Weighted average common shares	60.737	57.600	59.919	56.564
Weighted average diluted shares	60.854	57.679	60.044	56.649

(1)

Adjustments for non-recurring expenses associated with MountainWest integration and corporate shareholder engagement, as well as acquisition-related costs for MountainWest and Riggs Distler acquisitions and utility legal accrual in 2021.

In the first quarter of 2022, Southwest Gas delivered:

•

Adjusted consolidated earnings of $1.74 per diluted share (and consolidated earnings of $1.58 per diluted share), compared to consolidated earnings of $2.03 per diluted share for the first quarter of 2021.

•	Adjusted consolidated net income of $106.2 million (and consolidated net income of $96.2 million), compared to consolidated net income of $117.2 million for the first quarter of 2021.

•	A $0.10 (4.2%) increase in the annualized dividend rate.

•	Strategic Alternatives Process to review all strategic alternatives available to maximize value for Southwest Gas stockholders.

“Our first quarter results reflect the impacts of global inflationary headwinds across our portfolio, as well as typical seasonality and business volatility at our infrastructure services business,” said Karen S. Haller, President and Chief Executive Officer. “Our businesses are fundamentally strong and poised for long-term value creation despite these short term impacts. Today we are reaffirming our full-year 2022 guidance and believe we are positioned to deliver the results our stockholders expect.”

Reaffirming Financial Guidance

Southwest Gas reaffirms its financial guidance as recently updated:

Natural Gas Distribution Segment Guidance and Outlook:

•	ROE in 2023 and beyond of 8%+;

•	Five-year utility rate base compound annual growth rate of 5% – 7% (2022 – 2026);

•	5-Year O&M/per customer CAGR of less than 1%;

•	2022 net income of $200 million to $210 million, which includes COLI earnings of $3 million to $5 million;

•	2022 capital expenditures of $650 million to $700 million, in support of customer growth, system improvements, and pipe replacement programs; and

•	5-Year capital expenditures of $2.5 – $3.5 billion.

Centuri / Utility Infrastructure Services Segment Guidance and Outlook:

•	2022 revenues of $2.65 billion to $2.80 billion;

•	2022 run rate EBITDA margin of 11% to 12% (excluding non-recurring costs of the potential separation); and

•	2022 – 2026 Adjusted EBITDA CAGR of 9% – 11%.

MountainWest Guidance and Outlook:

•	2022 revenue of $240 million to $245 million;

•	2022 run rate EBITDA margin of 68% to 72% (excluding non-recurring and overlapping integration costs);

•	Earnings accretion in 2022 on a run rate basis exclusive of non-recurring integration costs; and

•

The Company is now targeting approximately $100 million in incremental growth investment opportunities at MountainWest over the next three years. The Company further expects to construct these projects at an EBITDA build multiple of less than 6x, driving meaningful value creation for stockholders.

Business Segment Highlights

Natural Gas Distribution

The natural gas distribution segment delivered net income of $111.8 million in the first quarter of 2022, compared to net income of $118.7 million in the first quarter of 2021. Coming off a record-setting first quarter in 2021, the natural gas distribution segment will benefit from new rates in Nevada in the second quarter of 2022 and anticipated rate relief in Arizona in early 2023.

Key operational highlights include:

•	Finalized Nevada general rate case resulting in a continuation of the decoupling mechanism and rate relief effective April 2022, underscoring constructive relationship with the regulator;

•	38,000 new utility customers added during the past 12 months;

•	Increased operating margin by $14 million compared to the first quarter in 2021;

•	$141 million capital investment during the quarter; and

•	$600 million of 4.05% 10-year debt financing completed in March.

Key drivers of the first quarter performance in 2022 as compared to first quarter performance in 2021 include:

•	COLI results declined $4.7 million compared to the first quarter of 2021;

•

O&M expense increased by $13.5 million compared to the first quarter of 2021 due to increased costs associated with customer support systems, employee benefits, insurance and other inflationary impacts;

•	Increased depreciation expense of $3.4 million and increased interest expense of $4.4 million compared to the first quarter of 2021;

Timing associated with rate relief:

•	Nevada rate relief began in Q2 2022; and

•	Arizona rate relief anticipated in early 2023.

Centuri / Utility Infrastructure Services

The utility infrastructure services segment had a net loss of $23.5 million in the first quarter of 2022, compared to a net loss of $0.9 million in the first quarter 2021. Infrastructure services results are typically seasonally lower in the first quarter. The first quarter 2021 results included $4.5 million of net income attributable to favorable timing in respect of a change order and selected larger gas projects. Centuri’s performance was impacted by the inflationary cost environment and acquisition-related costs, as well as inclement weather in the upper Midwest and Eastern United States that delayed the start of certain large gas utility projects.

Key operational highlights include:

•	Record revenues of $524 million, an increase of 44% compared to the first quarter of 2021 (13% organic business growth);

•	$125+ million contracted off-shore wind support work to begin in second half of 2022; significant pending awards for multi-year performance;

•	Cross-selling award of new 5G datacom work in the Southeast U.S. and new MSA contract for 5G datacom work in the Northeast U.S; and

•	On track to meet full-year 2022 guidance.

Key drivers of Centuri’s first quarter performance in 2022 as compared to first quarter performance in 2021 include:

•	Higher fuel, equipment rental, and subcontractor costs;

•	Higher interest and amortization expense; and

•	Inclement weather in upper Midwest and Eastern U.S.

MountainWest

MountainWest reported $16.9 million of net income. MountainWest’s results were impacted by $9 million of pre-tax, non-recurring expenses, primarily associated with one-time integration costs and payment of employee benefit costs associated with purchase and sale agreement obligations. After accounting for these non-recurring expenses, MountainWest results were in line with Company expectations. In addition, the Company has identified approximately $100 million of incremental growth investment opportunities over the next three years at MountainWest, which will provide future income growth.

Key operational highlights include:

•	Finalized acquisition and related transaction equity financing;

•	$67 million in recognized revenue; and

•	Contributed $16.9 million to consolidated net income and $23.5 million on an adjusted basis.

Strategic Alternatives Review Process Update

The Southwest Gas Board is moving forward expeditiously with the previously-announced strategic alternatives review process in order to maximize value for all stockholders. Strategic alternatives under consideration include a sale of the Company or its underlying businesses, as well as a spin-off of Centuri, which the Board announced previously. The Board formed a Strategic Transactions Committee (the “Committee”), comprising independent directors with deep regulatory and M&A expertise and experience to lead the process: Anne Mariucci, Carlos Ruisanchez and Jane Lewis-Raymond. Andrew Evans, Russell Frisby, Jr. and Henry Linginfelter will join the Committee following the 2022 Annual Meeting of Stockholders.

The Committee has engaged an independent financial advisor, Moelis & Company LLC, to work with the Company’s lead financial advisor, Lazard.

Conference Call and Webcast

Southwest Gas will host a conference call on Monday, May 9, 2022 at 6:00 p.m. ET to discuss its first quarter 2022 results. The associated press releases and presentation slides are available at https://investors.swgasholdings.com/investor-overview.

The call will be webcast live on the Company’s website at www.swgasholdings.com. The telephone dial-in numbers in the U.S. and Canada are toll free: (866) 342-8588 or international: (203) 518-9865. The conference ID is 44121. The webcast will be archived on the Southwest Gas website.

Southwest Gas Holdings currently has three business segments:

Southwest Gas Corporation provides safe and reliable natural gas service to over 2 million customers in Arizona, Nevada, and California.

MountainWest operates over 2,000 miles of highly contracted, FERC-regulated interstate natural gas pipeline providing transportation and underground storage services in the Rocky Mountain region.

Centuri Group, Inc. is a strategic infrastructure services company that partners with regulated utilities to build and maintain the energy network that powers millions of homes and businesses across the United States and Canada.

Forward-Looking Statements: This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include, without limitation, statements regarding Southwest Gas Holdings, Inc. (the “Company”) and the Company’s expectations or intentions regarding the future. These forward-looking statements can often be identified by the use of words such as “will”, “predict”, “continue”, “forecast”, “expect”, “believe”, “anticipate”, “outlook”, “could”, “target”, “project”, “intend”, “plan”, “seek”, “estimate”, “should”, “may” and “assume”, as well as variations of such words and similar expressions referring to the future, and include (without limitation) statements regarding expectations of continuing growth in 2022. In addition, the statements under the heading “Outlook for 2022” that are not historic, constitute forward-looking statements. A number of important factors affecting the business and financial results of the Company could cause actual results to differ materially from those stated in the forward-looking statements. These factors include, but are not limited to, the results of the strategic review being undertaken by the strategic transactions committee of the Company’s board of directors, the timing and amount of rate relief, changes in rate design, customer growth rates, the effects of regulation/deregulation, tax reform and related regulatory decisions, the impacts of construction activity at Centuri, whether we will separate Centuri and the impact to our results of operations and financial position from a separation, the potential for, and the impact of, a credit rating downgrade, the costs to integrate MountainWest, future earnings trends, inflation, sufficiency of labor markets and similar resources, seasonal patterns, the cost and management attention of ongoing litigation that the Company is currently engaged in, the costs and effect of stockholder activism, and the impacts of stock market volatility. In addition, the Company can provide no assurance that its discussions about future operating margin, operating income, COLI earnings, interest expense, and capital expenditures of the natural gas distribution segment will occur. Likewise, the Company can provide no assurance that discussions regarding utility infrastructure services segment revenues, EBITDA as a percentage of revenue, and interest expense will transpire, nor assurance regarding acquisitions or their impacts, including management’s plans or expectations related thereto, including with regard to Riggs Distler or MountainWest. Factors that could cause actual results to differ also include (without limitation) those discussed under the heading “Risk Factors” in Southwest Gas Holdings, Inc.’s most recent Annual Report on Form 10-K and in the Company’s and Southwest Gas Corporation’s current and periodic reports, including our Quarterly Reports on Form 10-Q, filed from time to time with the SEC. The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its Web site or otherwise. The Company does not assume any obligation to update the forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future developments, or otherwise.

Non-GAAP Measures. This earnings release contains financial measures that have not been calculated in accordance with accounting principles generally accepted in the U.S. (“GAAP”). These non-GAAP measures include (i) adjusted consolidated earnings per diluted share, (ii) adjusted consolidated net income, and (iii) MountainWest adjusted consolidated net income. Management uses these non-GAAP measures internally to evaluate performance and in making financial and operational decisions. Management believes that its presentation of these measures provides investors greater transparency with respect to its results of operations and that these measures are useful for a period-to-period comparison of results. Management also believes that providing these non-GAAP financial measures helps investors evaluate the Company’s operating performance, profitability, and business trends in a way that is consistent with how management evaluates such performance. Adjusted consolidated net income for the three months ended March 31,

2022 includes: adjustments to add back expenses related to the MountainWest acquisition and expenses related to the ongoing proxy contest and related stockholder litigation. Management believes that it is appropriate to adjust for expenses related to the MountainWest acquisition because they are one-time expenses that will not recur in future periods. Management believes it is appropriate to adjust for expenses related to the proxy contest and related stockholder litigation because of these matters are unique and outside of the ordinary course of business for the Company. In addition, utility infrastructure adjusted net income and adjusted consolidated net income include adjustments associated with acquisition-related costs and partial-year net loss related to the Riggs Distler acquisition.

Management also uses the non-GAAP measure of operating margin related to its natural gas distribution operations. Southwest recognizes operating revenues from the distribution and transportation of natural gas (and related services) to customers. Gas cost is a tracked cost, which is passed through to customers without markup under purchased gas adjustment (“PGA”) mechanisms, impacting revenues and net cost of gas sold on a dollar-for-dollar basis, thereby having no impact on Southwest’s profitability. Therefore, management routinely uses operating margin, defined by management as gas operating revenues less the net cost of gas sold, in its analysis of Southwest’s financial performance. Operating margin also forms a basis for Southwest’s various regulatory decoupling mechanisms. Management believes supplying information regarding operating margin provides investors and other interested parties with useful and relevant information to analyze Southwest’s financial performance in a rate-regulated environment. (The included Southwest Gas Holdings, Inc. Consolidated Earnings Digest provides reconciliations for these non-GAAP measures.)

We do not provide a reconciliation of forward-looking Non-GAAP Measures to the corresponding forward-looking GAAP measure due to our inability to project special charges and certain expenses.

Contacts

For investor information, contact: Boyd Nelson, (702) 876-7237, boyd.nelson@swgas.com; or Innisfree M&A Incorporated, Scott Winter/Jennifer Shotwell/Jon Salzberger, (212) 750-5833.

For media information, contact: Sean Corbett, (702) 876-7219, sean.corbett@swgas.com; or Joele Frank, Wilkinson Brimmer Katcher, Dan Katcher / Tim Lynch, (212) 355-4449.

SOUTHWEST GAS HOLDINGS, INC. CONSOLIDATED EARNINGS DIGEST

(In thousands, except per share amounts)

QUARTER ENDED MARCH 31,	2022	2021
Consolidated Operating Revenues	$1,267,409	$885,907
Net Income applicable to Southwest Gas Holdings	$96,178	$117,293
Weighted Average Common Shares	60,737	57,600
Basic Earnings Per Share	$1.58	$2.04
Diluted Earnings Per Share	$1.58	$2.03
Reconciliation of Gross margin to Operating Margin (non-GAAP measure)
Utility Gross Margin	$233,882	$233,156
Plus:
Operations and maintenance (excluding Admin & General) expense	73,422	64,057
Depreciation and amortization expense	72,114	68,698

Operating Margin	$379,418	$365,911

TWELVE MONTHS ENDED MARCH 31,	2022	2021
Consolidated Operating Revenues	$4,061,953	$3,348,460
Net Income applicable to Southwest Gas Holdings	$179,664	$277,075
Weighted Average Common Shares	59,919	56,564
Basic Earnings Per Share	$3.00	$4.90
Diluted Earnings Per Share	$2.99	$4.89
Reconciliation of Gross margin to Operating Margin (non-GAAP measure)
Utility Gross Margin	$571,051	$546,171
Plus:
Operations and maintenance (excluding Admin & General) expense	276,525	246,214
Depreciation and amortization expense	256,814	239,268

Operating Margin	$1,104,390	$1,031,653

Reconciliation of non-GAAP financial measures of Adjusted net income (loss) and Adjusted diluted earnings per share and their comparable GAAP measures of Net income (loss) and Diluted earnings (loss) per share. Note that the comparable GAAP measures are also included in Note 7 - Segment Information in the Company’s March 31, 2022 Form 10-Q. Prior periods are not presented below as comparable non-GAAP adjustments were not applicable in comparable periods of the prior year.

Amounts in thousands, except per share amounts

	Three Months Ended	Twelve Months Ended
	March 31, 2022
Reconciliation of Net income to non-GAAP measure of Adjusted net income
Net income applicable to Natural Gas Distribution (GAAP)	$111,795	$180,215
Plus:
Legal reserve, net of tax	—	3,800

Adjusted net income applicable to Natural Gas Distribution	$111,795	$184,015

Net income (loss) applicable to Utility Infrastructure Services (GAAP)	$(23,486)	$17,793
Plus:
Riggs Distler transaction costs, net of tax	—	11,663

Adjusted net income (loss) applicable to Utility Infrastructure Services	$(23,486)	$29,456

Net income applicable to Pipeline and Storage (GAAP)	$16,930	$16,930
Plus:
Non-recurring stand-up costs associated with integrating MountainWest, net of tax	6,580	6,580

Adjusted net income applicable to Pipeline and Storage	$23,510	$23,510

Net loss - Corporate and administrative (GAAP)	$(9,061)	$(35,274)
Plus:
MountainWest transaction and related costs, net of tax	532	17,861
Proxy contest and stockholder litigation, net of tax	2,883	6,304

Adjusted net loss applicable to Corporate and administrative	$(5,646)	$(11,109)

Net income applicable to Southwest Gas Holdings (GAAP)	$96,178	$179,664
Plus:
Legal reserve, net of tax	—	3,800
Riggs Distler transaction costs, net of tax	—	11,663
Non-recurring stand-up cost associated with integrating MountainWest, net of tax	6,580	6,580
MountainWest transaction costs, net of tax	532	17,861
Proxy contest and stockholder litigation, net of tax	2,883	6,304

Adjusted net income applicable to Southwest Gas Holdings	$106,173	$225,872

Weighted average shares - diluted	60,854	60,044
Earnings per share
Diluted earnings per share	$1.58	$2.99
Adjusted consolidated earnings per diluted share	$1.74	$3.76

SOUTHWEST GAS HOLDINGS, INC.

SUMMARY UNAUDITED OPERATING RESULTS

(In thousands, except per share amounts)

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2022	2021	2022	2021
Results of Consolidated Operations
Contribution to net income - natural gas distribution	$111,795	$118,715	$180,215	$194,234
Contribution to net income - utility infrastructure services	(23,486)	(859)	17,793	84,207
Contribution to net income - pipeline and storage	16,930	—	16,930	—
Corporate and administrative	(9,061)	(563)	(35,274)	(1,366)

Net income	$96,178	$117,293	$179,664	$277,075

Basic earnings per share	$1.58	$2.04	$3.00	$4.90

Diluted earnings per share	$1.58	$2.03	$2.99	$4.89

Weighted average common shares	60,737	57,600	59,919	56,564
Weighted average diluted shares	60,854	57,679	60,044	56,649

Results of Natural Gas Distribution
Regulated operations revenues	$676,539	$521,932	$1,676,397	$1,369,690
Net cost of gas sold	297,121	156,021	572,007	338,037

Operating margin	379,418	365,911	1,104,390	1,031,653
Operations and maintenance expense	119,636	106,135	452,051	409,429
Depreciation and amortization	72,114	68,698	256,814	239,268
Taxes other than income taxes	21,652	20,687	81,308	67,769

Operating income	166,016	170,391	314,217	315,187
Other income (deductions)	1,315	550	(3,794)	14,496
Net interest deductions	26,610	22,166	102,004	98,256

Income before income taxes	140,721	148,775	208,419	231,427
Income tax expense	28,926	30,060	28,204	37,193

Contribution to net income - natural gas distribution	$111,795	$118,715	$180,215	$194,234

Results of Utility Infrastructure Services
Utility infrastructure services revenues	$523,877	$363,975	$2,318,563	$1,978,770
Operating expenses:
Utility infrastructure services expenses	503,232	335,614	2,123,085	1,745,729
Depreciation and amortization	37,612	24,744	130,511	98,548

Operating income (loss)	(16,967)	3,617	64,967	134,493
Other income (deductions)	(486)	(102)	683	(67)
Net interest deductions	11,131	1,622	30,508	7,992

Income (loss) before income taxes	(28,584)	1,893	35,142	126,434
Income tax expense (benefit)	(6,170)	1,200	11,406	34,477

Net income (loss)	(22,414)	693	23,736	91,957
Net income attributable to noncontrolling interests	1,072	1,552	5,943	7,750

Contribution to consolidated results attributable to Centuri	$(23,486)	$(859)	$17,793	$84,207

Three Months Ended March 31,
2022
Results of Pipeline and Storage
Regulated operations revenues	$66,993
Operating expenses:
Net cost of gas sold	1,797
Operations and maintenance expense	24,312
Depreciation and amortization	12,920
Taxes other than income taxes	3,164

Operating income	24,800
Other income (deductions)	543
Net interest deductions	4,382

Income before income taxes	20,961
Income tax expense	4,031

Contribution to consolidated results attributable to MountainWest	$16,930

FINANCIAL STATISTICS

Market value to book value per share at quarter end		150%
Twelve months to date return on equity	— total company	6.0%
	— gas segment	7.3%
Common stock dividend yield at quarter end		3.2%
Customer to employee ratio at quarter end (gas segment)		961 to 1

GAS DISTRIBUTION SEGMENT

Rate Jurisdiction	Authorized Rate Base (In thousands)	Authorized Rate of Return	Authorized Return on Common Equity
Arizona	$1,930,612	7.03%	9.10%
Southern Nevada (1)	1,535,593	6.30	9.40
Northern Nevada (1)	174,965	6.56	9.40
Southern California	285,691	7.11	10.00
Northern California	92,983	7.44	10.00
South Lake Tahoe	56,818	7.44	10.00
Great Basin Gas Transmission Company (2)	135,460	8.30	11.80

(1)	Reflects final rate case decision with rates effective 04/2022.
(2)	Estimated amounts based on 2019/2020 rate case settlement.

SYSTEM THROUGHPUT BY CUSTOMER CLASS

	Three Months Ended March 31,		Twelve Months Ended March 31,
(In dekatherms)	2022	2021	2022	2021
Residential	38,867,195	38,889,620	76,788,035	80,653,418
Small commercial	12,922,387	11,845,171	32,128,179	28,790,924
Large commercial	2,694,948	2,636,978	9,548,100	8,997,446
Industrial / Other	1,177,808	1,241,284	5,040,661	5,099,314
Transportation	23,060,721	22,168,757	95,847,164	96,631,469

Total system throughput	78,723,059	76,781,810	219,352,139	220,172,571

HEATING DEGREE DAY COMPARISON

Actual	1,013	1,021	1,619	1,760
Ten-year average	971	974	1,633	1,662

Heating degree days for prior periods have been recalculated using the current period customer mix.